Exhibit 99.1

                                                            Stacey Dwyer, EVP
1901 Ascension Blvd., Suite 100, Arlington, TX 76006
817-856-8200
July 21, 2004

D.R. HORTON, INC. REPORTS A 62% INCREASE IN THIRD QUARTER NET INCOME AND A RECORD $5.2 BILLION SALES BACKLOG AT JUNE 30, 2004

Quarter Highlights

•	Net income increased 62% to $251.3 million

•	Earnings per diluted share increased 61% to $1.06 per diluted share

•	Sales backlog increased 28% to a record $5.2 billion (19,531 homes)

•	Consolidated revenue increased 26% to $2.8 billion

•	Net sales orders increased 23% to $3.2 billion (12,444 homes)

•	Homes closed increased 23% to 11,050 homes

•	Homebuilding debt to total capitalization (net of cash) improved 230 basis points to 43.6%

     ARLINGTON, TEXAS — D.R. Horton, Inc. (NYSE:DHI) Wednesday (July 21, 2004), reported that net income for the quarter ended June 30, 2004 increased 62% to $251.3 million ($1.06 per diluted share), from $155.6 million ($0.66 per diluted share) for the same quarter in fiscal year 2003. Third quarter consolidated revenue increased 26% to $2.8 billion, from $2.2 billion in the third quarter of fiscal year 2003. Homes closed increased 23% to 11,050 homes from 9,005 in the year ago quarter.

     For the nine months ended June 30, 2004, net income increased 58% to $625.5 million ($2.64 per diluted share), compared to $395.2 million ($1.74 per diluted share) for the same period of fiscal year 2003. Consolidated revenue for the nine months increased 25% to $7.3 billion, from $5.9 billion for the same period of fiscal year 2003. Homes closed increased 23% to 30,115 homes from 24,407 for the same period of fiscal year 2003.

     As previously reported, net sales orders for the third quarter ended June 30, 2004 increased 23% to $3.2 billion (12,444 homes), compared to $2.6 billion (10,811 homes) for the same quarter of fiscal year 2003. Net sales orders for the first nine months of fiscal 2004 increased 27% to a record $8.6 billion (34,158 homes), compared to $6.8 billion (28,611 homes) for the same period of fiscal 2003.

The Company’s backlog of homes under contract at June 30, 2004 totaled a record $5.2 billion (19,531 homes), up 28% from $4.0 billion (16,901 homes) at June 30, 2003.

     The Company is increasing its earnings per share guidance for the fiscal year ended September 30, 2004 to approximately $3.75 to $3.85 based on 237.1 million diluted shares outstanding. This represents a 37% to 41% increase over the $2.73 per diluted share reported in fiscal year 2003. The earnings guidance is based on approximately 43,000 to 44,000 homes closed and $10.5 to $10.7 billion in consolidated revenue.

     The Company will host a conference call Wednesday, July 21st at 10:00 a.m. EDT. The dial-in number is 800-374-9096. The call will also be webcast from www.drhorton.com on the “Investor Relations” page.

     Donald R. Horton, Chairman of the Board, said, “D.R. Horton had another quarter of exceptional net sales orders, with each of our reporting regions producing double digit sales dollar increases. Through June 30th, the Company has already earned $1 billion in pre-tax income and $625.5 million in net income, approximately what we earned in all of fiscal year 2003. These results ensure fiscal year 2004 will be our 27th consecutive year of growth and profitability. Our continued sales momentum and $5.2 billion sales backlog position D.R. Horton for another record year in fiscal year 2005.”

     Founded in 1978, D.R. Horton, Inc. is engaged in the construction and sale of high quality homes designed principally for the entry-level and first time move-up markets. D.R. Horton currently builds and sells homes in 21 states and 51 markets, with a geographic presence in the Midwest, Mid-Atlantic, Southeast, Southwest and Western regions of the United States. The Company also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

     Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release relate to our earnings per share guidance for fiscal year 2004, continued sales momentum and our assurance of another consecutive year of growth and profitability in fiscal year 2004, and our expectations of another record year in fiscal year 2005 based on our record backlog position. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: changes in general economic, real estate and business conditions; changes in interest rates and the availability of mortgage financing; governmental regulations and environmental matters; the Company’s substantial leverage; competitive conditions within the industry; the availability of capital to the Company on favorable terms; the Company’s ability to integrate its acquisitions and successfully effect the cost savings, operating efficiencies and revenue enhancements that are believed available and otherwise to successfully effect its other growth strategies. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and the most recent Form 10-Q, both of which were filed with the Securities and Exchange Commission.

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three months ended		Nine months ended
	June 30,		June 30,
	2003	2004	2003	2004
	(In millions, except per share amounts)
Homebuilding:
Revenues
Home sales	$2,108.9	$2,695.5	$5,553.2	$7,080.7
Land/lot sales	57.9	46.2	189.0	117.8

	2,166.8	2,741.7	5,742.2	7,198.5

Cost of sales
Home sales	1,676.3	2,086.8	4,429.6	5,490.0
Land/lot sales	50.5	29.1	162.1	72.4

	1,726.8	2,115.9	4,591.7	5,562.4

Gross profit
Home sales	432.6	608.7	1,123.6	1,590.7
Land/lot sales	7.4	17.1	26.9	45.4

	440.0	625.8	1,150.5	1,636.1

Selling, general and administrative expense	208.0	244.3	574.4	679.5
Interest expense	1.7	—	2.1	3.3
Other expense (income)	3.4	(7.4)	3.1	(7.1)

Operating income from homebuilding	226.9	388.9	570.9	960.4

Financial services:
Revenues	45.6	48.7	123.6	131.7
Selling, general and administrative expense	25.3	32.2	69.6	83.8
Interest expense	1.7	1.6	5.3	4.0
Other (income)	(5.4)	(4.8)	(16.4)	(12.7)

Operating income from financial services	24.0	19.7	65.1	56.6

Income before income taxes	250.9	408.6	636.0	1,017.0
Provision for income taxes	95.3	157.3	240.8	391.5

Net income	$155.6	$251.3	$395.2	$625.5

Amounts per share — Basic:
Net income	$0.71	$1.08	$1.80	$2.69

Weighted average number of shares	219.0	233.1	219.4	232.7

Amounts per share — Diluted:
Net income	$0.66	$1.06	$1.74	$2.64

Weighted average number of shares	236.2	237.1	227.1	237.0

Other Consolidated Financial Data
Interest amortized to home and land cost of sales	$55.5	$65.4	$144.7	$173.1

Depreciation and amortization	$11.3	$12.5	$30.0	$34.4

Interest incurred	$64.1	$61.3	$184.6	$181.7

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

As of June 30,
2004
(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$202.2
Inventories
Finished homes and construction in progress	3,135.6
Residential lots — developed and under development	3,186.4
Land held for development	6.3
Consolidated land inventory not owned	54.9

6,383.2
Property and equipment (net)	88.9
Other assets	470.2
Excess of cost over net assets acquired (net)	578.9

7,723.4
Financial services:
Cash and cash equivalents	37.9
Mortgage loans held for sale	413.6
Other assets	27.5

479.0

$8,202.4

LIABILITIES
Homebuilding:
Accounts payable and other liabilities	$1,176.7
Notes payable	3,005.4

4,182.1
Financial services:
Accounts payable and other liabilities	13.4
Notes payable	313.4

326.8

4,508.9

Minority interests	68.5

STOCKHOLDERS’ EQUITY
Common stock	2.4
Additional capital	1,595.7
Unearned compensation	(0.5)
Retained earnings	2,086.3
Treasury stock (at cost)	(58.9)

3,625.0

$8,202.4

D.R. HORTON, INC.
($’s in millions)

NET SALES ORDERS

	Three Months Ended June 30,				Nine Months Ended June 30,
	2003		2004		2003		2004
	Units	$’s	Units	$’s	Units	$’s	Units	$’s
Mid-Atlantic	952	$216.1	1,147	$296.7	2,666	$577.1	2,896	$740.6
Midwest	503	138.0	586	162.2	1,454	385.6	1,617	462.5
Southeast	1,213	237.7	1,739	394.1	3,314	623.0	4,670	1,010.7
Southwest	4,317	715.5	4,962	839.2	11,561	1,924.6	13,677	2,300.2
West	3,826	1,311.1	4,010	1,524.1	9,616	3,246.0	11,298	4,069.8

	10,811	$2,618.4	12,444	$3,216.3	28,611	$6,756.3	34,158	$8,583.8

HOMES CLOSED

	Three Months Ended June 30,				Nine Months Ended June 30,
	2003		2004		2003		2004
	Units	$’s	Units	$’s	Units	$’s	Units	$’s
Mid-Atlantic	833	$175.0	994	$226.0	2,241	$463.7	2,637	$588.0
Midwest	468	118.2	534	147.3	1,335	335.3	1,421	385.8
Southeast	1,099	194.8	1,360	281.9	3,025	519.8	3,763	750.8
Southwest	3,581	607.7	4,565	769.3	9,938	1,677.9	12,938	2,140.3
West	3,024	1,013.2	3,597	1,271.0	7,868	2,556.5	9,356	3,215.8

	9,005	$2,108.9	11,050	$2,695.5	24,407	$5,553.2	30,115	$7,080.7

SALES CONTRACT BACKLOG

	As of June 30
	2003		2004
	Units	$'s	Units	$'s
Mid-Atlantic	1,678	$378.3	1,861	$523.5
Midwest	1,035	288.9	1,177	355.5
Southeast	1,958	377.9	2,730	624.0
Southwest	6,809	1,134.4	7,415	1,280.8
West	5,421	1,848.9	6,348	2,372.7

	16,901	$4,028.4	19,531	$5,156.5